EXHIBIT 10(t)

STOCK INCENTIVE PLAN 2008 AWARD AGREEMENT

AGREEMENT made as of the 4th day of February 2008, between Plum Creek Timber Company, Inc., a Delaware corporation (the "Company"), and the individual identified on the Award Agreement Acceptance attached hereto (the "Acceptance"), an employee of Plum Creek Timberlands, L.P., a subsidiary of the Company ("Employee"). In recognition of the important contributions that Employee makes to the success of the Company, and in consideration of the mutual agreements and other matters set forth herein and in the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan, as the same may be amended from time to time (as amended, the "Plan"), which Plan is incorporated herein by reference as a part of this Agreement, the Company hereby grants to Employee under the Plan the following long-term incentive awards on the terms and conditions set forth below.

A.    Definitions. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Plan. The following definitions will apply for purposes of this Agreement:

1.	"Acceleration Event" means any one of the events described in Section 9 of the Plan (Acceleration of Awards) resulting in Employee’s termination of Service to the Company.

2.	"Award" means any one of the long-term incentive awards granted hereby and under the Plan consisting of a Stock Option, Restricted Stock Units and Value Management Award Units.

3.	"Cashless Exercise" means the method of exercising the Stock Option described in Section B.3 hereof.

4.	"Code" means the Internal Revenue Code of 1986, as amended.

5.	"Committee" means the Compensation Committee of the Board of Directors of the Company.

6.	"Expiration Date" means February 4, 2018.

7.	"Grant Date" means the date of this Agreement.

8.	"Peer Group" means the Company’s peer group set forth in Section D.3. hereof.

9.	"Performance Goals" means the performance goals set forth in Section D.4 hereof.

10.	"Performance Period" means the three-year period beginning on January 1, 2008 and ending on December 31, 2010.

11.	"Restricted Period" means the four-year period beginning on the Grant Date and ending on February 3, 2012.

12.	"Securities Act" means the Securities Act of 1933, as amended.

13.	"Stock" means common stock, par value $.01 per share, of the Company.

14.	"Total Shareholder Return" means a computation consisting of the price appreciation or depreciation of the Stock, plus dividends paid, as calculated by the Committee in its reasonable discretion.

15.
"Vested" means with respect to the Stock Option, that portion of the Stock Option that is exercisable by Employee in accordance with the vesting schedule in Section B.3 hereof and, with respect to Restricted Stock Units, that portion of the Restricted Stock Units as to which Employee has acquired a non-forfeitable right in accordance with the vesting schedule in Section C.2.

16.	"Vesting Dates" means the dates set forth in the vesting schedules in Section B.2 and C.2 of this Agreement.

B.    Stock Option Award.

1.    Grant of Stock Option. The Company hereby grants to Employee a Stock Option to purchase all or any part of an aggregate of the number of shares of Stock set forth in the Acceptance, on the terms and conditions set forth herein and in the Plan, and subject to such other restrictions, if any, as may be imposed by law. The Stock Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2.    Purchase Price. The purchase price of any Stock purchased pursuant to the exercise of the Stock Option shall be the price per share set forth in the Acceptance, which was the closing price of a share of Stock on the date hereof.

3.    Vesting and Exercise of Stock Option. Subject to the earlier expiration of the Stock Option as herein provided, the Stock Option may be exercised by written notice to the Company at its principal executive office addressed to the attention of “Stock Option Plan Administrator.” Except as otherwise provided below, the Stock Option shall not be exercisable for more than a percentage of the aggregate number of shares of Stock offered by the Stock Option determined by the number of full years from the Grant Date to the date of such exercise, in accordance with the following vesting schedule:
Number of Full Years (Date)        Percentage of Vested Stock Options

Less than 1 year                     0%
1 year     (February 4, 2009)                25%
2 years     (February 4, 2010)                50%
3 years     (February 4, 2011)                75%
4 years    (February 4, 2012)                100%

The portion of the Stock Option that is Vested may be exercised only while Employee remains an employee of the Company and for a period beginning on the date that Employee’s employment with the Company terminates and ending on the date that is 30 days following such termination, subject to the following exceptions:

(a) If Employee's employment with the Company terminates by reason of the occurrence of an Acceleration Event, then any portion of the Stock Option not previously Vested shall become fully Vested, and the entire unexercised portion of the Stock Option may then be exercised by Employee (or Employee's estate or the person who acquires the Stock Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period beginning on the date of such termination and ending on the earlier of the date that is three years after such termination or the Expiration Date.

(b) If Employee's employment with the Company terminates by reason of normal retirement at or after age 65 or early retirement with the consent of the Committee, then the portion of the Stock Option that is Vested on the date of such retirement may be exercised by Employee at any time during the period beginning on the date of such retirement and ending on the Expiration Date. If Employee dies after the date of such retirement, then the portion of the Stock Option that is Vested on the date of such retirement may be exercised by Employee's estate (or the person who acquires the Stock Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during the period beginning on the date of Employee’s death and ending on the earlier of the date that is three years after Employee's death or the Expiration Date.

(c) If Employee's employment with the Company terminates for any reason other than those set forth in subparagraphs (a) and (b) above, and if Employee dies during the 30-day period following Employee’s termination of employment with the Company, then the portion of the Stock Option that is Vested at the time of such termination may be exercised by Employee's estate (or the person who acquires the Stock Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) at any time during the period beginning on the date of Employee’s death and ending on the earlier of the date that is six months after Employee's death or the Expiration Date.

If the Company imposes any stock trading blackout period that occurs during any of the foregoing time periods for exercising a Stock Option, and Employee (or the person who acquires the Stock Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) is therefore prohibited from trading in the Stock, then the running of such time periods shall cease until the first date on which any such blackout is lifted by the Company as it relates to Employee (or the person who acquires the Stock Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee).

Notwithstanding any other provision of this Agreement, no portion of the Stock Option shall be exercisable after the Expiration Date. The purchase price of shares as to which the Stock Option is exercised shall be paid in full at the time of exercise (i) in cash (including check, bank draft or money order payable to the order of the Company), (ii) by delivering to the Company shares of Stock having a fair market value equal to the purchase price or (iii) by a combination of cash or Stock. Payment may also be made by delivery (including by facsimile transmission) to the Company of a properly executed and irrevocable notice of exercise form, coupled with irrevocable instructions to a broker-dealer to (A) simultaneously sell a sufficient number of shares of Stock as to which the Stock Option is exercised and (B) deliver directly to the Company that portion of the sales proceeds representing the exercise price and applicable minimum withholding taxes (a "Cashless Exercise"), or by such other similar process approved by the Committee.

No fraction of a share of Stock shall be issued by the Company upon exercise of a Stock Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock.

The Stock Option is not transferable otherwise than by will or the laws of descent and distribution, or pursuant to a "qualified domestic relations order" as defined by the Code, and may be exercised during Employee's lifetime only by Employee, Employee's guardian or legal representative or a transferee under a qualified domestic relations order. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Stock Option or of such rights contrary to the provisions hereof or the Plan, or upon the levy of any attachment or similar process upon the Stock Option or such rights, the Stock Option and such rights shall immediately become null and void.

4.     Withholding of Tax Upon Exercise. Except when using the Cashless Exercise procedure described above, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations and, if Employee fails to do so, the Company is hereby authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon exercise of all or a portion of the Stock Option, the Company is further authorized in its sole discretion to satisfy any such withholding requirement out of any cash or shares of Stock to be distributed to Employee upon such exercise.

C.    Restricted Stock Unit Award.

1.    Grant of Restricted Stock Units. The Company hereby grants to Employee that number of Restricted Stock Units as is set forth in the Acceptance, on the terms and conditions set forth herein and in the Plan, and subject to such other restrictions, if any, as may be imposed by law.

2.    Vesting and Payment of Restricted Stock Units. The Restricted Stock Units shall be Vested in 25% increments each year of the Restricted Period on February 3rd (each such date, a "Vesting Date"), conditioned upon Employee's continued employment with the Company as of each Vesting Date during the Restricted Period, all according to the following schedule:

Date            Percentage of Vested Units

Prior to February 3, 2009            0%
February 3, 2009                25%
February 3, 2010                50%
February 3, 2011                75%
February 3, 2012                100%

Within a reasonable period of time following the end of each Vesting Date the Company shall pay and transfer to Employee a number of shares of Stock equal to the aggregate number of Restricted Stock Units that Vested on such Vesting Date. In the event that Employee's employment with the Company terminates prior to the end of the Restricted Period for any reason other than the occurrence of an Acceleration Event, any portion of Restricted Stock Units that has not then become Vested shall be forfeited automatically. Notwithstanding the foregoing and consistent with Section 9 of the Plan, upon the occurrence of an Acceleration Event, any Restricted Stock Units that were not Vested prior to the occurrence of such Acceleration Event shall immediately become Vested, and the Company, within a reasonable period of time after such Acceleration Event, shall pay and transfer to Employee a number of shares of Stock equal to the number of such Restricted Stock Units with respect to which vesting is accelerated hereunder.

3.    Cash Upon Payment of Dividends. If on any date the Company shall pay any dividend on the Stock, then the Company shall pay to Employee a cash amount equal to the product of the number of Restricted Stock Units granted hereunder multiplied by the per share amount of any such dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board of Directors of the Company).

4.     Withholding of Tax Upon Payment of Stock or Cash. Any obligation of the Company to pay and transfer to Employee Stock pursuant to Section C.2 or cash pursuant to Section C.3 shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements as determined by the Company, and in connection therewith the Company is hereby authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

D.    Value Management Award.

1.Grant of Value Management Award. The Company hereby grants to Employee the number of Value Management Award Units as is set forth in the Acceptance, on the terms and conditions set forth herein and in the Plan, and subject to such other restrictions, if any, as may be imposed by law.

2.Face Value. Each Value Management Award Unit shall have a face value of $100.

3.Peer Group. For purposes of this Agreement, the Company’s peer group (the “Peer Group”) shall be comprised of three components: (a) the industry peer group companies set forth in Exhibit A to this Agreement; (b) companies in the S&P 500 Index; and (c) companies in the Morgan Stanley REIT Index; provided, that each of the foregoing Peer Group components shall be subject to equitable adjustment by the Committee in its sole discretion to the extent that one or more companies in any component grouping shall cease to maintain separate legal existence by reason of merger or legal dissolution or otherwise, or shall no longer be part of the applicable index. For purposes of determining values earned for Value Management Award Units granted hereby, the components of the Peer Group will be given the following weightings: industry group 25%; S&P group 50%; and REIT Index group 25%.

4.Performance Goals. The performance goals for the Value Management Award Units granted hereby (the “Performance Goals”) shall constitute a measure of Total Shareholder Return over the Performance Period, relative to that of the Peer Group, as set forth below:
Relative Performance                Value Management Award Earned

At or above the 75th percentile            200% of face value

Between the 50th and 75th percentiles         Sliding scale between 0% and 200%

Below the 50th percentile            0% of face value

Following completion of the Performance Period, the Committee will calculate the Total Shareholder Return of the Company and that of each of the companies in each component of the Peer Group, and will rank the Company’s performance by percentile for each component of the Peer Group. Upon a determination by the Committee of the Company’s relative performance for each group as weighted pursuant to Paragraph D.3., an amount with respect to each component will be paid in accordance with Paragraph D.5 to Employee equal to (a) the aggregate face amount of the Value Management Award multiplied by (b) the percentage amount corresponding to the identified percentile ranking as set forth above.

5.    Time and Form of Payment. All payments with respect to the Value Management Award shall be made within a reasonable time following the end of the Performance Period, but in no even later than two and one-

half months following the end of the Performance Period. If at the end of the Performance Period Employee is in full compliance with the minimum requirements for stock ownership as set forth in the Company’s Stock Ownership Guidelines for Executive Officers, as in effect on such date, amounts earned shall be paid 100% in cash, less any required tax withholding, or a combination of cash and Stock, as elected by Employee. If at the end of the Performance Period Employee is not in full compliance with the minimum requirements for Stock ownership as set forth in the Company’s Stock Ownership Guidelines for Executive Officers, as in effect on such date, any amounts earned shall be paid in that number of shares of Stock necessary to bring Employee into full compliance with such minimum requirements up to 50% of the total amount paid, with the balance, less any required tax withholding, paid either in cash or a combination of cash and Stock as elected by Employee.

6.    Termination of Employment. Subject to Section 8 of the Plan, if Employee’s employment terminates for any reason prior to the completion of the Performance Period relating to the Value Management Award, no Value Management Award shall be pay-able to Employee. If Employee’s employment terminates after completion of the Performance Period relating to the Value Management Award, but prior to payment thereof, the entire Value Management Award shall be pay-able to Employee.

7.    Withholding of Tax Upon Payment of Stock or Cash. Any obligation of the Company to pay and transfer to Employee cash or Stock pursuant to Section D.5 shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements as determined by the Company, and in connection therewith the Company is hereby authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

E.    Miscellaneous.

1.    Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 428 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation. Any question as to whether and when there has been a termination of such employment, and the cause of any such termination, shall be determined by the Committee in its sole discretion, and such determination shall be final.

2.    Voting and Other Rights. Unless and until a certificate or certificates representing shares of Stock shall have been issued by the Company to Employee in connection with a full or partial exercise of the Stock Option, the payment of Vested Restricted Stock Units or any payment of Value Management Award Units made in Stock, Employee shall not be, or have any of the rights or privileges of a shareholder of the Company with respect to, shares of Stock.

3.    Status of Stock. Notwithstanding any other provision of this Agreement, in the absence of an effective registration statement under the Securities Act, or an available exemption from registration under the Securities Act, for the issuance of shares of Stock in connection with any Award granted hereby, such issuance of shares of Stock will be delayed until registration of such shares of Stock is effective or an exemption from registration under the Securities Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Securities Act is available, Employee (or, in the case of the Stock Option, the person permitted to exercise the Stock Option in accordance with the terms of this Agreement)), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. Employee agrees that the shares of Stock that Employee may acquire in connection with any Award will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. Employee also agrees that (a) the certificates representing such shares of Stock may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of such shares of Stock on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of such shares of Stock.

4.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

5.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

Exhibit A

Abitibibowater
Deltic Timber
International Paper
Louisiana-Pacific
Mead-Westvaco
Potlatch
Rayonier
St. Joe
Timberwest Forest
Universal Forest Product
Weyerhaeuser